EXHIBIT 99.1

First Niagara Reports Second Quarter 2013 Results

Second Quarter Highlights:

  Profitable organic growth continues with EPS of $0.18 per share
  Operating revenues increase 3% QOQ primarily driven by a 7% increase in fee income
  Strong customer activity drove QOQ increases in most fee income categories
  Stable net interest margin of 3.36%
  Organic loan growth continues with average total loans up 8% QOQ
  Average commercial loans increase 10% QOQ, the bank's 14th consecutive quarter of double-digit commercial loan growth
  Interest-bearing checking balances increase 11% QOQ
  Transactional deposits averaged 34% of deposits, up from 30% a year-ago
  Mobile banking exceeds 100,000 registered customers
  Strong credit quality maintained
  NCOs equaled 0.33% of average originated loans, compared to 0.35% in 2012

BUFFALO, N.Y., July 19, 2013 (GLOBE NEWSWIRE) -- First Niagara Financial Group, Inc. (Nasdaq:FNFG) today reported net income available to common shareholders of $63.6 million or $0.18 per diluted share for the second quarter of 2013 highlighted by organic expansion of commercial and indirect auto lending, continued growth in transactional deposit balances, strong fee income generation and positive operating leverage.

"We continue to drive profitable organic growth across our entire footprint by diversifying and enhancing revenue sources while managing expenses to achieve real operating leverage," said Gary Crosby, Interim President and Chief Executive Officer. "First Niagara's strong business fundamentals are translating into strong financial performance. As we continue our search for a permanent CEO, the entire First Niagara team has not missed a beat and we are all focused on achieving our overall performance goals by expanding and broadening customer relationships for profitable organic growth."

Second Quarter Results

In the second quarter of 2013, First Niagara reported net income available to common shareholders of $63.6 million, or $0.18 per diluted share. In the second quarter of 2012, First Niagara reported a net loss available to common shareholders of $18.5 million, or $0.05 per diluted share, that included $135.2 million in pre-tax acquisition and restructuring expenses incurred primarily in connection with the closing of the HSBC branch acquisition in May 2012. For the first three months of the year, net income to common shareholders was $59.7 million, or $0.17 per diluted share.

Balance sheet growth remained strong as average loans increased 8% annualized compared to the prior quarter. Average commercial loans increased 10% annualized over the prior quarter, the 14th consecutive quarter of double-digit growth. Average consumer loans increased 5% annualized driven by continued growth in indirect auto loan balances, partially offset by a decline in residential mortgage loans. Average interest-bearing checking deposits increased 11% annualized from the prior quarter driven by greater account acquisition activity particularly in the company's New York and New England markets as well as increases in balances held by customers.

Net interest income was up modestly in the second quarter compared to the prior quarter. Net interest margin was 3.36%, as compared to 3.39% in the first quarter of 2013. Noninterest income increased $6.2 million or 7% from the prior quarter primarily due to sequential strength in wealth management fees, deposit service charges, insurance commissions, and merchant and card fees.

The provision for loan losses on originated loans totaled $23.9 million in the second quarter of 2013, including $11.7 million to support loan growth and $12.2 million to cover net charge-offs during the quarter. At June 30, 2013, nonperforming originated loans comprised 1.02% of originated loans, essentially flat to prior quarter. Net charge-offs equaled 33 basis points of average originated loans, compared to 35 basis points in 2012.

Second quarter 2013 expenses of $235.2 million reflected higher incentive and variable compensation tied to strong fee income growth as well as costs related to selective investments in key initiatives and branch consolidations, partially offset by lower amortization of core deposit intangibles.

Reported Results (GAAP)	Q2 2013	Q1 2013	Q2 2012
Net interest income	$ 269.4	$ 266.1	$ 259.0
Provision for credit losses	25.2	20.2	28.1
Noninterest income	95.5	89.3	95.6
Noninterest expense	235.2	237.7	345.6
Net income (loss)	71.1	67.3	(10.9)
Preferred stock dividend	7.5	7.5	7.5
Net income (loss) available to common shareholders	63.6	59.7	(18.5)
Weighted average diluted shares outstanding	350.4	350.0	348.9
Earnings (loss) per diluted share	$ 0.18	$ 0.17	$ (0.05)

All amounts in millions except earnings per diluted share.

"During the second quarter, we continued to generate positive operating leverage driven by stronger than expected fee income growth and our continued focus on managing our expense base to meet our previously disclosed year-end targets," said Gregory W. Norwood, Chief Financial Officer. "During the quarter, we continued to generate loan growth across all our geographies through market share gains and concerted efforts to earn more of our customers' business and used a portion of the cash flows from our investment securities portfolio to partially fund this loan growth."

Loans

Average total loans increased 8% annualized from the linked quarter boosted by a double-digit increase in commercial lending (business and real estate) as well as sustained momentum in the company's indirect auto business.  For the 14th consecutive quarter, average commercial loans, which includes commercial business (C&I) and commercial real estate (CRE) loans, increased at a double-digit pace organically, up $310 million, or 10% annualized over the prior quarter.

Average CRE loans increased 11% annualized to $7.4 billion. C&I loans averaged $5.1 billion, representing a 9% annualized increase over the prior quarter. Average commercial loans in the company's Western Pennsylvania, Eastern Pennsylvania and New England markets increased at double-digit annualized growth rates of 25%, 10%, and 13%, respectively. Average commercial loans in the company's New York footprint increased 7% annualized from the prior quarter.  Since the acquisition of HSBC branches in May 2012, commercial loans in the company's New York market have increased at a 9% annualized growth rate. The commercial loan pipeline at quarter-end remains strong and consistent with prior quarters.

Average indirect auto loan balances increased $215 million to $927 million. During the second quarter, indirect auto originations totaled $296 million at an average customer FICO score of 745 and yielded 3.2%, net of dealer reserve. During the quarter, the company added an additional 51 dealers to its network. Average residential real estate loans declined by $121 million, or 13% annualized reflecting elevated prepayment levels.

Deposits

The company continued to focus its efforts to grow its core customer base, re-position its account mix and lower deposit costs. Average transaction deposit balances, which include interest-bearing and noninterest bearing checking accounts, increased an annualized 17% over the prior quarter and currently represent 34% of the company's deposit balances, up from 30% a year ago.

The average cost of interest-bearing deposits declined two basis points to 0.23% from 0.25% in the prior quarter. Pricing actions on non-transactional deposit accounts together with a favorable shift in mix of deposits drove the decline in overall cost of interest-bearing deposits.

Average interest-bearing checking deposit balances increased 11% annualized compared to the prior quarter driven by the continued acquisitions of new checking accounts, particularly in the mass affluent household segment as well as higher balances held by customers. Noninterest bearing deposit balances averaged $4.7 billion and increased an annualized 22% over the prior quarter.

Since 2011, the company has consolidated over 60 branches across its regional footprint, while investing in alternative delivery platforms such as online and mobile banking. More than 100,000 customers have registered for mobile banking since its launch in January 2013. In the first half of 2013, the company consolidated nine branches, including five branches in the second quarter. As customers migrate to other banking platforms, First Niagara will continue to optimize its physical branch network.

Net Interest Income

Second quarter 2013 net interest income of $269.4 million increased 1% from the prior quarter.  Compared to the prior quarter, the benefits of a 4% annualized increase in average interest-earning assets were partially offset by a 3 basis point decline in the net interest margin. Average loans increased an annualized 8% driven by strong commercial and indirect auto loan growth. Average other interest earning assets declined 3% annualized from the linked quarter.

In the second quarter of 2013, premium amortization on the residential mortgage backed securities portfolio was $11.6 million compared to $12.7 million in the prior quarter. During the quarter, cash flows from the CMO were below the company's expectations from last year due to the increase in mortgage rates. Compared to the first quarter of 2013, the modest benefits from commercial loan prepayments together with a 2 basis point decline in cost of interest bearing deposits were offset by continued compression of loan yields from elevated prepayments and reinvestments at lower spreads.

Credit Quality

At June 30, 2013, the allowance for loan losses was $183.7 million, compared to $172.0 million at March 31, 2013.  At June 30, 2013, nonperforming assets to total assets were 0.51%, largely unchanged from the prior quarter. Information for both the originated and acquired portfolios follows.

		Q2 2013			Q1 2013
$ in millions	Originated	Acquired	Total	Originated	Acquired	Total
Provision for loan losses*	$ 23.9	$ 0.9	$ 24.8	$ 18.9	$ 0.9	$ 19.8
Net charge-offs	12.2	0.9	13.1	9.1	1.2	10.3
NCOs/ Avg Loans	0.33%	0.06%	0.26%	0.27%	0.08%	0.21%
Total loans**	$ 15,102	$ 5,581	$ 20,543	$ 14,100	$ 6,084	$ 20,035

(*) Excludes provision for unfunded commitments of $0.4 million each in 2Q13 and 1Q13
(**) Acquired loans before associated credit discount; see accompanying tables for further information

Originated loans

The provision for loan losses on originated loans totaled $23.9 million, compared to $18.9 million in the prior quarter. This provision included $11.7 million to support sequential originated loan growth of $1.0 billion, compared to $9.8 million in the prior quarter that supported $0.7 billion of originated loan growth. Net charge-offs equaled $12.2 million or 33 basis points of average originated loans in the second quarter of 2013, compared to 35 basis points in 2012.

At June 30, 2013, nonperforming originated loans comprised 1.02% of originated loans and were essentially flat to the prior quarter.

At June 30, 2013, the allowance for loan losses on originated loans totaled $182.5 million or 1.21% of such loans, compared to $170.7 million or 1.21% of loans at March 31, 2013.

Acquired loans

The provision for losses on acquired loans totaled $0.9 million, unchanged from the prior quarter. Net charge-offs on those portfolios totaled $0.9 million during the quarter, compared to $1.2 million in the prior period.  At June 30, 2013, the allowance for loan losses on acquired loans totaled $1.3 million and was consistent with March 31, 2013. Acquired nonperforming loans totaled $27.5 million, compared to $27.7 million at the end of the prior quarter. At June 30, 2013, remaining credit marks available to absorb losses on a pool-by-pool basis totaled $141 million.

Fee Income

Second quarter 2013 noninterest income of $95.5 million increased 7% or $6.2 million compared to the prior quarter driven by strong customer activity and sales productivity primarily in the company's wealth management and insurance businesses.

Wealth management revenue increased $2.1 million, or 16% from the first quarter driven by strong annuity sales, increased sales productivity as well as a 7% increase in assets under management. Insurance commissions increased $1.3 million or 8% from the first quarter due to higher renewal premiums. Deposit service charges increased 7% from the prior quarter and were driven by an increase in NSF incidence and collection rates. Merchant and card fees increased 10% driven by higher debit card interchange from strong customer usage. Mortgage banking revenues increased 7% to $6.9 million from $6.4 million in the prior quarter.

Offsetting these increases, capital markets income declined 17% or $1.0 million primarily due to lower derivative product demand during the quarter.

Noninterest Expense

Operating expenses in the second quarter reflected higher than expected incentives and variable compensation expenses related to strong fee income generation as well as additional costs related to branch consolidations.

Second quarter noninterest expenses were $235.2 million, compared to $237.7 million in the prior quarter which included $6.3 million in charges related to executive departures. Compared to the first quarter of 2013, a $4.2 million increase in incentives and variable compensation expenses tied to strong fee income growth was partially offset by a sequential decline in costs associated with employee headcount and benefits. The amortization of intangibles decreased $3.3 million from the prior quarter primarily reflecting the decline in amortization of the HSBC transaction-related core deposit intangible.

The efficiency ratio improved to 64.4% in the second quarter from 65.1% in the prior quarter adjusted to exclude the $6.3 million charge related to executive departures.

Capital

At June 30, 2013, the company's estimated consolidated Total Risk Based capital and Tier 1 Common Risk Based capital ratios were 11.3% and 7.7% respectively.  The company remains well above current regulatory guidelines for well-capitalized institutions.

About First Niagara

First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with approximately 420 branches, approximately $37 billion in assets, $27 billion in deposits, and approximately 6,000 employees providing financial services to individuals, families and businesses across Upstate New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.firstniagara.com.

Investor Call

A conference call will be held at 10:00 a.m. Eastern Time on Friday, July 19, 2013 to discuss the company's financial results. Those wishing to participate in the call may dial toll-free 1-888-664-9857 with the passcode: FNFG. Presentation slides will be used during the earnings conference call and is available under the investor relations tab of our website at www.firstniagara.com. A replay of the call will be available until August 2, 2013 by dialing 1-800-677-4914, passcode: 5269.

Non-GAAP Measures - This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the company's results and to assess performance in relation to the company's ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real estate and business loans and non-performing loans.

First Niagara Financial Group, Inc.
Income Statement Highlights -- Reported Basis
(in thousands, except per share amounts)

			2012				Six months ended
	Second	First	Fourth	Third	Second	First	June 30,	June 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2013	2012

Interest income:
Loans and leases	$ 209,970	$ 206,640	$ 212,035	$ 211,767	$ 200,725	$ 189,385	$ 416,610	$ 390,110
Investment securities and other	88,110	88,961	71,564	90,101	99,116	101,395	177,071	200,511
Total interest income	298,080	295,601	283,599	301,868	299,841	290,780	593,681	590,621

Interest expense:
Deposits	12,967	14,277	16,902	18,358	16,391	14,998	27,244	31,389
Borrowings	15,670	15,194	14,411	13,905	24,437	33,411	30,864	57,848
Total interest expense	28,637	29,471	31,313	32,263	40,828	48,409	58,108	89,237

Net interest income	269,443	266,130	252,286	269,605	259,013	242,371	535,573	501,384
Provision for credit losses	25,200	20,200	22,000	22,200	28,100	20,000	45,400	48,100
Net interest income after provision	244,243	245,930	230,286	247,405	230,913	222,371	490,173	453,284

Noninterest income:
Deposit service charges	26,482	24,800	26,345	26,422	21,433	17,037	51,282	38,470
Insurance commissions	17,692	16,355	15,497	18,764	17,072	16,833	34,047	33,905
Merchant and card fees	12,380	11,298	11,945	12,014	9,271	5,528	23,678	14,799
Wealth management services	14,945	12,845	12,000	11,069	9,207	9,039	27,790	18,246
Mortgage banking	6,882	6,424	8,060	10,974	7,174	5,649	13,306	12,823
Capital markets income	5,002	6,031	7,098	6,381	6,831	6,539	11,033	13,370
Lending and leasing	4,534	3,906	3,739	3,730	4,245	3,123	8,440	7,368
Bank owned life insurance	3,321	3,467	3,021	3,449	3,848	3,387	6,788	7,235
Other income	4,308	4,186	4,116	9,400	16,517	2,773	8,494	19,290
Total noninterest income	95,546	89,312	91,821	102,203	95,598	69,908	184,858	165,506

Noninterest expense:
Salaries and benefits	116,305	115,790	111,026	115,484	104,507	96,477	232,095	200,984
Occupancy and equipment	28,506	28,045	27,609	25,694	24,089	22,017	56,551	46,106
Technology and communications	29,603	27,113	28,257	28,110	24,434	19,713	56,716	44,147
Marketing and advertising	5,450	4,346	9,292	8,954	6,676	6,763	9,796	13,439
Professional services	9,782	9,603	11,163	11,193	9,263	8,895	19,385	18,158
Amortization of intangibles	10,850	14,119	14,224	14,506	9,839	6,466	24,969	16,305
FDIC premiums	9,348	8,901	9,158	8,850	10,552	6,133	18,249	16,685
Merger and acquisition integration expenses	--	--	3,678	29,404	131,460	12,970	--	144,430
Restructuring charges	--	--	--	--	3,750	2,703	--	6,453
Other expense	25,326	29,749	24,377	24,347	21,069	18,041	55,075	39,110
Total noninterest expense	235,170	237,666	238,784	266,542	345,639	200,178	472,836	545,817

Income (loss) before income tax	104,619	97,576	83,323	83,066	(19,128)	92,101	202,195	72,973
Income tax expense (benefit)	33,485	30,291	22,226	24,682	(8,204)	32,236	63,776	24,032
Net income (loss)	71,134	67,285	61,097	58,384	(10,924)	59,865	138,419	48,941
Preferred stock dividend	7,547	7,547	7,547	7,547	7,547	5,115	15,094	12,662
Net income (loss) available to common stockholders	$ 63,587	$ 59,738	$ 53,550	$ 50,837	$ (18,471)	$ 54,750	$ 123,325	$ 36,279

Financial Ratios:
Earnings (loss) per basic share	$ 0.18	$ 0.17	$ 0.15	$ 0.15	$ (0.05)	$ 0.16	$ 0.35	$ 0.10
Earnings (loss) per diluted share	0.18	0.17	0.15	0.14	(0.05)	0.16	0.35	0.10
Weighted average shares outstanding - basic(1)	349,542	349,278	349,071	349,001	348,941	348,823	349,411	348,882
Weighted average shares outstanding - diluted(1)	350,384	349,999	349,663	349,371	348,941	349,069	350,150	349,147
Net revenue(2)	$ 364,989	$ 355,442	$ 344,107	$ 371,808	$ 354,611	$ 312,279	$ 720,431	$ 666,890
Noninterest income as a percentage of net revenue(2)	26.18%	25.13%	26.68%	27.49%	26.96%	22.39%	25.66%	24.82%
Pre-tax, pre-provision income(3)	$ 129,819	$ 117,776	$ 105,323	$ 105,266	$ 8,972	$ 112,101	$ 247,595	$ 121,073
Pre-tax, pre-provision income per diluted share(3)	$ 0.37	$ 0.34	$ 0.30	$ 0.30	$ 0.03	$ 0.32	$ 0.71	$ 0.35
Pre-tax, pre-provision return on average assets(3)	1.41%	1.30%	1.15%	1.19%	0.10%	1.36%	1.35%	0.70%
Net interest margin(4)	3.36%	3.39%	3.22%	3.54%	3.26%	3.34%	3.38%	3.30%
Interest yield on average loans(4)	4.19%	4.25%	4.39%	4.47%	4.59%	4.62%	4.21%	4.60%
Rate paid on interest-bearing liabilities	0.43%	0.44%	0.48%	0.51%	0.61%	0.79%	0.44%	0.69%
Efficiency ratio	64.43%	66.86%	69.39%	71.69%	97.47%	64.10%	65.63%	81.85%
Effective tax rate	32.0%	31.0%	26.7%	29.7%	42.9%	35.0%	31.5%	32.9%
Return on average assets(5)	0.77%	0.74%	0.67%	0.66%	(0.12)%	0.73%	0.76%	0.28%
Return on average equity(5)	5.72%	5.50%	4.92%	4.77%	(0.90)%	4.96%	5.61%	2.02%
Return on average tangible equity(3)(5)	11.75%	11.62%	10.45%	10.34%	(1.64)%	7.90%	11.69%	3.44%
Return on average common equity	5.48%	5.24%	4.62%	4.46%	(1.64)%	4.88%	5.36%	1.61%
Return on average tangible common equity(3)	12.21%	12.05%	10.72%	10.60%	(3.18)%	8.12%	12.13%	2.89%

(1) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(2) Net revenue is comprised of net interest income and noninterest income.
(3) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Return used to calculate ratio excludes preferred stock dividend.

First Niagara Financial Group, Inc.
Period End Balance Sheet
(in thousands)

			2012
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

Cash and cash equivalents	$ 552,210	$ 424,176	$ 430,862	$ 447,087	$ 488,227	$ 370,380
Investment securities:
Available for sale	7,916,353	7,876,160	10,993,605	10,579,970	9,937,271	12,248,058
Held to maturity	3,856,960	4,218,687	1,299,806	1,387,763	1,463,872	2,503,156
FHLB and FRB common stock	429,740	401,373	420,277	373,311	329,555	499,328
Total investment securities	12,203,053	12,496,220	12,713,688	12,341,044	11,730,698	15,250,542
Loans held for sale	118,104	126,389	154,745	117,375	101,596	102,513
Loans and leases:
Commercial:
Real estate	7,482,375	7,295,544	7,093,193	6,835,971	6,710,009	6,369,098
Business	5,165,606	5,044,738	4,953,323	4,682,154	4,514,537	4,108,363
Total commercial loans	12,647,981	12,340,282	12,046,516	11,518,125	11,224,546	10,477,461
Consumer:
Residential real estate	3,558,274	3,614,912	3,761,567	3,870,756	4,037,045	3,881,003
Home equity	2,670,672	2,646,645	2,651,891	2,661,429	2,683,236	2,149,135
Indirect auto	1,049,763	818,401	601,456	419,258	185,774	--
Credit cards	303,455	298,310	314,973	308,387	304,368	--
Other consumer	313,037	316,669	333,609	328,571	328,547	283,320
Total consumer loans	7,895,201	7,694,937	7,663,496	7,588,401	7,538,970	6,313,458
Total loans and leases	20,543,182	20,035,219	19,710,012	19,106,526	18,763,516	16,790,919
Allowance for loan losses	183,708	172,002	162,522	149,933	138,516	126,746
Loans and leases, net	20,359,474	19,863,217	19,547,490	18,956,593	18,625,000	16,664,173
Bank owned life insurance	410,182	407,419	404,321	401,211	397,739	395,944
Goodwill and other intangibles	2,557,560	2,567,681	2,617,810	2,626,625	2,631,605	1,796,394
Other assets	949,144	959,459	937,316	983,999	1,130,891	937,859
Total assets	$ 37,149,727	$ 36,844,561	$ 36,806,232	$ 35,873,934	$ 35,105,756	$ 35,517,805

Deposits:
Savings accounts	$ 3,878,053	$ 3,915,836	$ 3,887,587	$ 3,941,528	$ 4,103,773	$ 2,554,720
Interest-bearing checking	4,499,963	4,534,444	4,450,970	4,090,322	3,887,568	2,431,672
Money market deposits	10,013,996	10,493,243	10,581,137	10,801,280	10,919,766	7,100,646
Noninterest-bearing deposits	4,845,835	4,803,835	4,643,580	4,658,374	4,774,764	3,200,824
Certificates of deposit	3,911,989	3,985,702	4,113,257	4,206,192	4,211,116	3,741,525
Total deposits	27,149,836	27,733,060	27,676,531	27,697,696	27,896,987	19,029,387

Short-term borrowings	3,698,279	2,928,929	2,983,718	1,995,610	958,044	6,353,189
Long-term borrowings	732,598	732,510	732,425	732,339	732,263	4,688,251
Other liabilities	666,270	503,389	487,000	532,868	700,249	571,532
Total liabilities	32,246,983	31,897,888	31,879,674	30,958,513	30,287,543	30,642,359
Preferred stockholders' equity	338,002	338,002	338,002	338,002	338,002	338,002
Common stockholders' equity	4,564,742	4,608,671	4,588,556	4,577,419	4,480,211	4,537,444
Total stockholders' equity	4,902,744	4,946,673	4,926,558	4,915,421	4,818,213	4,875,446
Total liabilities and stockholders' equity	$ 37,149,727	$ 36,844,561	$ 36,806,232	$ 35,873,934	$ 35,105,756	$ 35,517,805

Selected balance sheet information:
Total interest-earning assets(1)	$ 32,906,363	$ 32,524,313	$ 32,321,964	$ 31,316,470	$ 30,403,035	$ 31,959,556
Total interest-bearing liabilities	26,734,878	26,590,664	26,749,094	25,767,271	24,812,530	26,870,002
Net interest-earning assets	$ 6,171,485	$ 5,933,649	$ 5,572,870	$ 5,549,199	$ 5,590,505	$ 5,089,554

Tangible common equity(2)	$ 2,007,182	$ 2,040,990	$ 1,970,746	$ 1,950,794	1,848,606	2,741,050
Unrealized gain on securities, net of tax(3)	83,898	160,942	206,733	204,347	133,430	152,408

Total core deposits	$ 23,237,847	$ 23,747,358	$ 23,563,274	$ 23,491,504	$ 23,685,871	$ 15,287,862

Originated loans(4)	$ 15,102,336	$ 14,100,190	$ 13,372,357	$ 12,232,568	$ 11,392,158	$ 10,517,021
Acquired loans(5)	5,581,651	6,083,912	6,513,636	7,085,839	7,600,213	6,459,798
Credit related discount on acquired loans(6)	(140,805)	(148,883)	(175,981)	(211,881)	(228,855)	(185,900)
Total Loans	$ 20,543,182	$ 20,035,219	$ 19,710,012	$ 19,106,526	$ 18,763,516	$ 16,790,919

(1) Includes interest bearing cash and cash equivalents, investment securities at amortized cost, loans held for sale, and total loans and leases.
(2) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3) Unrealized gain at March 31, 2013 excludes $54 million of net pre-tax unrealized gains recorded in accumulated other comprehensive income related to available for sale securities transferred to held to maturity classification as of March 31, 2013.
(4) Originated loans represent total loans excluding acquired loans.
(5) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(6) Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Average Balance Sheet and Related Tax Equivalent Yields & Rates
(in millions)
	For the three months ended									Six months ended
	June 30, 2013			March 31, 2013			June 30, 2012			June 30, 2013			June 30, 2012
	Average	Interest(1)	Yields	Average	Interest(1)	Yields	Average	Interest(1)	Yields	Average	Interest(1)	Yields	Average	Interest(1)	Yields
	Balances		and Rates(1)	Balances		and Rates(1)	Balances		and Rates(1)(2)	Balances		and Rates(1)	Balances		and Rates(1)(2)

Interest-earning assets:
Loans and leases(3)
Commercial:
Real estate	$ 7,376	$ 79	4.22%	$ 7,179	$ 76	4.25%	$ 6,501	$ 80	4.88%	$ 7,278	$ 155	4.23%	$ 6,400	$ 159	4.93%
Business	5,112	47	3.66	4,999	47	3.74	4,293	44	4.03	5,056	94	3.70	4,104	84	4.05
Total commercial loans	12,488	126	3.99	12,178	123	4.04	10,794	124	4.54	12,334	249	4.02	10,505	244	4.59
Consumer:
Residential real estate	3,570	35	3.94	3,691	37	4.01	3,964	40	4.07	3,631	72	3.98	3,955	83	4.18
Home equity	2,661	28	4.25	2,648	28	4.29	2,412	27	4.42	2,654	56	4.27	2,284	50	4.41
Indirect auto	927	7	3.18	712	6	3.29	84	1	4.16	820	13	3.23	46	1	4.58
Credit cards	302	8	10.96	304	8	10.40	160	5	11.58	303	16	10.68	93	5	11.32
Other consumer	313	7	8.42	328	7	8.17	283	6	8.12	320	13	8.29	263	10	7.61
Total consumer loans	7,773	86	4.41	7,683	85	4.50	6,903	78	4.55	7,728	171	4.45	6,641	149	4.51
Total loans and leases	20,261	212	4.19	19,861	208	4.25	17,697	202	4.59	20,062	419	4.21	17,146	393	4.60
Residential MBS(2)	5,496	33	2.40	5,488	34	2.50	8,982	61	2.72	5,492	67	2.45	8,766	126	2.87
Commercial MBS	1,881	16	3.44	1,914	18	3.78	1,867	18	3.94	1,898	34	3.61	1,785	35	3.96
Other investment securities (4)	4,833	41	3.37	4,822	38	3.19	3,652	31	3.43	4,827	79	3.28	3,165	54	3.41
Total securities, at cost(2)	12,210	90	2.94	12,224	91	2.97	14,501	110	3.05	12,217	181	2.96	13,716	215	3.14
Money market and other investments	171	1	1.85	241	1	1.31	349	1	0.94	206	2	1.53	311	1	0.94
Total interest-earning assets(2)	32,642	$ 302	3.71%	32,326	$ 300	3.76%	32,547	$ 313	3.87%	32,485	$ 602	3.74%	31,173	$ 609	3.93%
Goodwill and other intangibles	2,561			2,609			2,207			2,585			2,004
Other noninterest-earning assets	1,780			1,872			1,746			1,826			1,635

Total assets	$ 36,983			$ 36,807			$ 36,500			$ 36,896			$ 34,812

Interest-bearing liabilities:
Deposits
Savings accounts	$ 3,897	$ 1	0.11%	$ 3,894	$ 1	0.11%	$ 3,302	$ 1	0.14%	$ 3,896	$ 2	0.11%	$ 2,934	$ 1	0.09%
Interest-bearing checking	4,504	--	0.04	4,379	1	0.05	3,095	1	0.08	4,442	1	0.05	2,660	1	0.09
Money market deposits	10,178	5	0.20	10,643	6	0.23	9,125	6	0.28	10,409	11	0.21	8,147	11	0.28
Certificates of deposit	3,902	6	0.66	4,081	7	0.67	4,019	8	0.83	3,991	13	0.66	3,923	18	0.90
Total interest bearing deposits	22,481	13	0.23%	22,997	14	0.25%	19,541	16	0.34%	22,738	27	0.24%	17,662	31	0.36%
Borrowings
Short-term borrowings	3,536	4	0.41%	3,152	3	0.40%	5,046	7	0.55%	3,345	7	0.40%	4,339	13	0.59%
Long-term borrowings	733	12	6.62	730	12	6.71	2,433	18	2.91	731	24	6.67	3,884	45	2.34
Total borrowings	4,269	16	1.47	3,882	15	1.59	7,479	24	1.31	4,076	31	1.53	8,223	58	1.41
Total interest-bearing liabilities	26,750	$ 29	0.43%	26,879	$ 29	0.44%	27,020	$ 41	0.61%	26,814	$ 58	0.44%	25,885	$ 89	0.69%
Noninterest-bearing deposits	4,711			4,468			3,835			4,591			3,444
Other noninterest-bearing liabilities	533			502			765			517			618
Total liabilities	31,994			31,849			31,620			31,922			29,947
Total stockholders' equity	4,989			4,958			4,880			4,974			4,865
Total liabilities and stockholders' equity	$ 36,983			$ 36,807			$ 36,500			$ 36,896			$ 34,812

Net interest income (FTE)		$ 274			$ 270			$ 272			$ 544			$ 520
Taxable Equivalent Adjustment(1)		5			4			5			8			11

Total core deposits	$ 23,290	$ 6	0.11%	$ 23,384	$ 8	0.13%	$ 19,357	$ 8	0.17%	$ 23,338	$ 14	0.12%	$ 17,183	$ 13	0.16%
Total deposits	27,192	13	0.19%	27,465	14	0.21%	23,376	16	0.28%	27,329	27	0.20%	21,106	31	0.30%

Tax equivalent net interest rate spread(2)			3.28%			3.32%			3.26%			3.30%			3.24%
Tax equivalent net interest rate margin(2)			3.36%			3.39%			3.37%			3.38%			3.36%

(1) Tax equivalent interest income is calculated using a 35% tax rate.
(2) Amounts for both the three months and six months ended June 30, 2012 exclude accelerated CMO adjustments of $8 million. The yields, including these adjustments, are:
			Three months ended June 30, 2012		Six months ended June 30, 2012
Residential MBS			2.35%		2.68%
Total securities, at cost			2.81%		3.02%
Total interest earning assets			3.77%		3.88%
Tax equivalent net interest rate spread			3.16%		3.19%
Tax equivalent net interest rate margin			3.26%		3.30%
(3) Includes nonaccrual loans.
(4) Includes debt securities, collateralized loan obligations, asset-backed securities, FHLB and FRB common stock, and other investment securities.

First Niagara Financial Group, Inc.
Allowance for Loans and Lease Losses & Asset Quality
(in thousands)
			2012				Six months ended
	Second	First	Fourth	Third	Second	First	June 30,	June 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2013	2012

Beginning balance	$ 172,002	$ 162,522	$ 149,933	$ 138,516	$ 126,746	$ 120,100	$ 162,522	$ 120,100
Net loan (charge-offs) recoveries:
Commercial real estate	$ (2,817)	$ (2,121)	$ (1,935)	$ (1,791)	$ (2,384)	$ (5,994)	$ (4,938)	$ (8,378)
Commercial business	(7,175)	(4,902)	(3,385)	(6,077)	(10,958)	(4,143)	(12,077)	(15,101)
Residential real estate	(291)	(427)	(658)	(396)	(155)	(1,120)	(718)	(1,275)
Home equity	(905)	(613)	(673)	(401)	(1,536)	(1,161)	(1,518)	(2,697)
Other consumer	(1,906)	(2,257)	(2,285)	(1,406)	(805)	(836)	(4,163)	(1,641)
Total net loan charge-offs	$ (13,094)	$ (10,320)	$ (8,936)	$ (10,071)	$ (15,838)	$ (13,254)	$ (23,414)	$ (29,092)
Provision for loan losses	24,800	19,800	21,525	21,800	27,803	19,900	44,600	47,703
Allowance related to loans sold	--	--	--	(312)	(195)	--	--	(195)
Ending balance	$ 183,708	$ 172,002	$ 162,522	$ 149,933	$ 138,516	$ 126,746	$ 183,708	$ 138,516

Supplemental information
Allowance to loans	0.89%	0.86%	0.82%	0.78%	0.74%	0.75%	0.89%	0.74%
Allowance for originated loans to originated loans(1)	1.21%	1.21%	1.20%	1.20%	1.19%	1.19%	1.21%	1.19%

Net charge-offs to average loans (annualized)
Commercial real estate	0.15%	0.12%	0.11%	0.11%	0.15%	0.38%	0.14%	0.26%
Commercial business	0.56%	0.39%	0.28%	0.53%	1.02%	0.42%	0.48%	0.74%
Total commercial loans	0.32%	0.23%	0.18%	0.28%	0.49%	0.40%	0.28%	0.45%
Residential real estate	0.03%	0.05%	0.07%	0.04%	0.02%	0.11%	0.04%	0.06%
Home equity	0.14%	0.09%	0.10%	0.06%	0.25%	0.22%	0.11%	0.24%
Other consumer	0.49%	0.67%	0.79%	0.60%	0.61%	1.20%	0.58%	1.25%
Total consumer loans	0.16%	0.17%	0.19%	0.12%	0.15%	0.20%	0.17%	0.17%
Total loans	0.26%	0.21%	0.18%	0.21%	0.36%	0.32%	0.23%	0.34%

Net charge-offs of originated loans to average originated loans (annualized)(1)
Commercial real estate	0.14%	0.10%	0.07%	0.12%	0.18%	0.16%	0.12%	0.17%
Commercial business	0.64%	0.45%	0.33%	0.64%	1.25%	0.54%	0.54%	0.98%
Total commercial loans	0.36%	0.26%	0.19%	0.36%	0.66%	0.32%	0.31%	0.52%
Residential real estate	0.07%	0.10%	0.15%	0.09%	0.04%	0.27%	0.08%	0.15%
Home equity	0.26%	0.19%	0.21%	0.13%	0.51%	0.40%	0.22%	0.47%
Other consumer	0.51%	0.64%	0.94%	0.59%	0.81%	1.25%	0.57%	1.24%
Total consumer loans	0.27%	0.28%	0.35%	0.18%	0.28%	0.38%	0.27%	0.34%
Total loans	0.33%	0.27%	0.24%	0.30%	0.55%	0.34%	0.30%	0.46%

Nonperforming loans:
Originated(1):
Commercial real estate	$ 59,624	$ 49,953	$ 50,848	$ 46,413	$ 46,881	$ 44,749	$ 59,624	$ 46,881
Commercial business	44,658	47,523	47,066	37,375	30,714	39,682	44,658	30,714
Residential real estate	29,667	28,455	27,192	21,377	23,058	22,021	29,666	23,058
Home equity	14,601	14,270	14,233	8,084	8,119	7,071	14,601	8,119
Other consumer	6,094	5,444	3,737	938	926	697	6,094	926
Total originated nonperforming loans	154,644	145,645	143,076	114,187	109,698	114,220	154,643	109,698
Total acquired nonperforming loans(2)	27,556	27,678	29,648	28,193	19,374	19,041	27,556	19,374
Total nonperforming loans	182,200	173,323	172,724	142,380	129,072	133,261	182,199	129,072
Real estate owned	8,144	10,816	10,114	9,669	10,632	7,202	8,144	10,632
Total nonperforming assets	$ 190,344	$ 184,139	$ 182,838	$ 152,049	$ 139,704	$ 140,463	$ 190,343	$ 139,704

Accruing troubled debt restructurings (TDR)	$ 69,892	$ 64,311	$ 46,280	$ 55,732	$ 42,140	$ 42,358	$ 69,892	$ 42,140
Loans 90 days past due still accruing(3)	167,560	172,062	171,568	145,323	125,668	116,810	167,560	125,668
Total classified loans(4)	701,104	720,197	708,468	693,006	732,762	753,536	701,104	732,762
Total criticized loans(5)	$ 1,012,305	$ 1,044,874	$ 1,002,659	$ 990,670	$ 1,030,471	$ 1,044,731	$ 1,012,305	$ 1,030,471

Total nonperforming loans to loans	0.89%	0.87%	0.88%	0.75%	0.69%	0.79%	0.89%	0.69%
Total nonperforming originated loans to originated loans(1)	1.02%	1.03%	1.07%	0.93%	0.96%	1.09%	1.02%	0.96%
Total nonperforming assets to loans and real estate owned	0.93%	0.92%	0.93%	0.80%	0.74%	0.84%	0.93%	0.74%
Total nonperforming assets to assets	0.51%	0.50%	0.50%	0.42%	0.40%	0.34%	0.51%	0.40%
Allowance to nonperforming loans	100.8%	99.2%	94.1%	105.3%	107.3%	95.1%	100.8%	107.3%
Texas ratio(6)	16.34%	16.10%	16.61%	14.16%	13.35%	8.97%	16.34%	13.35%

Originated loans(1)	$ 15,102,336	$ 14,100,190	$ 13,372,357	$ 12,232,568	$ 11,392,158	$ 10,517,021	$ 15,102,336	$ 11,392,158
Acquired loans(7)	5,581,651	6,083,912	6,513,636	7,085,839	7,600,213	6,459,798	5,581,651	7,600,213
Credit related discount on acquired loans(8)	(140,805)	(148,883)	(175,981)	(211,881)	(228,855)	(185,900)	(140,805)	(228,855)
Total Loans	$ 20,543,182	$ 20,035,219	$ 19,710,012	$ 19,106,526	$ 18,763,516	$ 16,790,919	$ 20,543,182	$ 18,763,516

(1) Originated loans represent total loans excluding acquired loans.
(2) Nonperforming acquired loans include certain lines of credit that are considered nonaccruing. The remaining credit discount, recorded at acquisition, is adequate to cover losses on these balances.
(3) Includes acquired loans that were originally recorded at fair value upon acquisition, credit card loans, and loans that have matured which are in the process of collection.
(4) Includes consumer loans, which are considered classified when they are 90 days or more past due. Classified loans include substandard, doubtful, and loss, which are consistent with regulatory definitions, and as described in Item 1, "Business", under the heading "Asset Quality Review" in our Annual Report on 10-K for the year ended December 31, 2012.
(5) Criticized loans includes consumer loans when they are 90 days or more past due. Criticized loans include special mention, substandard, doubtful, and loss.
(6) Represents ratio computed using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(7) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(8) Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Key Statistics
(Share counts in thousands)

			2012
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

First Niagara Financial Group, Inc. capital ratios:
Tier 1 risk based capital	9.41%	9.45%	9.29%	9.51%	9.40%	14.66%	(1)
Tier 1 common capital(2)	7.65%	7.64%	7.45%	7.59%	7.41%	12.47%	(1)
Total risk based capital	11.34%	11.38%	11.23%	11.48%	11.37%	16.75%	(1)
Leverage	7.01%	6.92%	6.75%	6.83%	6.32%	9.67%	(1)
Equity to assets	13.20%	13.43%	13.39%	13.70%	13.72%	13.73%	(1)
Tangible common equity to tangible assets(2)	5.80%	5.95%	5.77%	5.87%	5.69%	8.13%	(1)

First Niagara Bank, N.A capital ratios:
Tier 1 risk based capital	10.08%	10.15%	9.94%	10.19%	9.63%	14.69%	(1)
Total risk based capital	10.85%	10.89%	10.66%	10.88%	10.57%	15.66%	(1)
Leverage	7.50%	7.43%	7.23%	7.32%	6.48%	9.69%	(1)

Number of branches	422	427	430	432	452	334
Full time equivalent employees	5,779	5,875	5,927	6,036	6,103	4,753

Share information and per share metrics:
Common shares outstanding	353,932	353,008	352,621	352,632	352,665	351,936
Preferred shares outstanding	14,000	14,000	14,000	14,000	14,000	14,000
Treasury shares	12,070	12,994	13,381	13,370	13,337	14,066
Market price (NASDAQ: FNFG):	$ 10.07	$ 8.86	$ 7.93	$ 8.07	$ 7.65	$ 9.84
Book value per share(3)	13.06	13.19	13.15	13.11	12.84	13.00
Tangible book value per share(2)(3)	5.74	5.84	5.65	5.59	5.30	7.86
Price/Book	77.11%	67.17%	60.30%	61.56%	59.58%	75.69%
Price/Tangible book(2)	175.44%	151.71%	140.35%	144.36%	144.34%	125.19%
Common stock dividends	$ 0.08	$ 0.08	$ 0.08	$ 0.08	$ 0.08	$ 0.08
Preferred stock dividends	0.54	0.54	0.54	0.54	0.54	0.37
Dividend payout ratio	44.44%	47.06%	53.33%	53.33%	N/M	50.00%
Dividend yield (annualized)	3.19%	3.66%	4.01%	3.94%	4.21%	3.27%

N/M Not meaningful
(1) Ratios reflect the impact of our capital raise completed in December 2011, the proceeds of which were used to consummate the acquisition of branches from HSBC Bank USA, National Association in May 2012.
(2) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3) Share count excludes unallocated ESOP shares and unvested restricted stock shares.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation
(in thousands, except per share amounts)

			2012				Six months ended
	Second	First	Fourth	Third	Second	First	June 30,	June 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2013	2012
Financial ratios computed on an operating basis(1):
Earnings per basic share	$ 0.18	$ 0.17	$ 0.19	$ 0.19	$ 0.19	$ 0.19	$ 0.35	$ 0.37
Earnings per diluted share	0.18	0.17	0.19	0.19	0.19	0.19	0.35	0.37
Weighted average shares outstanding - basic(2)	349,542	349,278	349,071	349,001	348,941	348,823	349,411	348,882
Weighted average shares outstanding - diluted(2)	350,384	349,999	349,663	349,371	348,941	349,069	350,150	349,147
Noninterest income as a percentage of net revenue(4)	26.18%	25.13%	25.48%	26.43%	22.96%	22.39%	25.66%	22.69%
Pre-tax, pre-provision income	129,819	117,776	125,281	129,333	136,645	127,774	247,595	264,419
Pre-tax, pre-provision income per diluted share	0.37	0.34	0.36	0.37	0.39	0.37	0.71	0.76
Pre-tax, pre-provision return on average assets	1.41%	1.30%	1.37%	1.46%	1.51%	1.55%	1.35%	1.53%
Net interest margin(3)	3.36%	3.39%	3.42%	3.54%	3.37%	3.34%	3.38%	3.36%
Interest yield on average loans(3)	4.19%	4.25%	4.39%	4.47%	4.59%	4.62%	4.21%	4.60%
Rate paid on interest-bearing liabilities(3)	0.43%	0.44%	0.48%	0.51%	0.61%	0.79%	0.44%	0.69%
Efficiency ratio	64.43%	66.86%	65.24%	64.71%	60.63%	59.08%	65.63%	59.90%
Effective tax rate	32.0%	31.0%	27.0%	30.9%	33.5%	35.0%	31.5%	34.2%
Return on average assets	0.77%	0.74%	0.83%	0.83%	0.80%	0.85%	0.76%	0.82%
Return on average equity	5.72%	5.50%	6.06%	6.04%	5.95%	5.81%	5.61%	5.88%
Return on average tangible equity(5)	11.75%	11.62%	12.89%	13.11%	10.86%	9.24%	11.69%	10.00%
Return on average common equity	5.48%	5.24%	5.86%	5.83%	5.72%	5.79%	5.36%	5.76%
Return on average tangible common equity(6)	12.21%	12.05%	13.57%	13.86%	11.13%	9.63%	12.13%	10.33%

Reconciliation of net interest income on operating basis to reported net interest income(1):
Total net interest income on operating basis (Non-GAAP)	$ 269,443	$ 266,130	$ 268,566	$ 269,605	$ 267,371	$ 242,371	$ 535,573	$ 509,742
Additional premium amortization on securities portfolio	--	--	(16,280)	--	(8,358)	--	--	(8,358)
Total reported net interest income (GAAP)	269,443	266,130	252,286	269,605	259,013	242,371	535,573	501,384

Reconciliation of noninterest income on operating basis to reported noninterest income(1):
Total noninterest income on operating basis (Non-GAAP)	$ 95,546	$ 89,312	$ 91,821	$ 96,866	$ 79,703	$ 69,908	$ 184,858	$ 149,611
Gain on securities portfolio repositioning	--	--	--	5,337	15,895	--	--	15,895
Total reported noninterest income (GAAP)	95,546	89,312	91,821	102,203	95,598	69,908	184,858	165,506

Reconciliation of noninterest expense on operating basis to reported noninterest expense(1):
Total noninterest expense on operating basis (Non-GAAP)	$ 235,170	$ 237,666	$ 235,106	$ 237,138	$ 210,429	$ 184,505	$ 472,836	$ 394,934
Merger and acquisition integration expenses	--	--	3,678	29,404	131,460	12,970	--	144,430
Restructuring charges	--	--	--	--	3,750	2,703	--	6,453
Total reported noninterest expense (GAAP)	$ 235,170	$ 237,666	$ 238,784	$ 266,542	$ 345,639	$ 200,178	$ 472,836	$ 545,817

Reconciliation of net operating income to net income(1):
Net operating income (Non-GAAP)	$ 71,134	$ 67,285	$ 75,358	$ 74,027	$ 72,188	$ 70,053	$ 138,419	$ 142,241
Nonoperating income and expenses, net of tax:
Additional premium amortization on securities portfolio	--	--	11,633	--	5,558	--	--	5,558
Gain on securities portfolio repositioning	--	--	--	(3,469)	(10,331)	--	--	(10,331)
Merger and acquisition integration expenses	--	--	2,628	19,112	85,448	8,431	--	93,879
Restructuring charges	--	--	--	--	2,437	1,757	--	4,194
Total nonoperating expenses, net of tax	--	--	14,261	15,643	83,112	10,188	--	93,300
Net income (GAAP)	$ 71,134	$ 67,285	$ 61,097	$ 58,384	$ (10,924)	$ 59,865	$ 138,419	$ 48,941

Reconciliation of net operating income available to common stockholders to net income available to common stockholders(1):
Net operating income available to common stockholders (Non-GAAP)	$ 63,587	$ 59,738	$ 67,811	$ 66,480	$ 64,641	$ 64,938	$ 123,325	$ 129,579
Nonoperating income and expenses, net of tax:
Additional premium amortization on securities portfolio	--	--	11,633	--	5,558	--	--	5,558
Gain on securities portfolio repositioning	--	--	--	(3,469)	(10,331)	--	--	(10,331)
Merger and acquisition integration expenses	--	--	2,628	19,112	85,448	8,431	--	93,879
Restructuring charges	--	--	--	--	2,437	1,757	--	4,194
Total nonoperating income and expenses, net of tax	--	--	14,261	15,643	83,112	10,188	--	93,300
Net income available to common stockholders (GAAP)	$ 63,587	$ 59,738	$ 53,550	$ 50,837	$ (18,471)	$ 54,750	$ 123,325	$ 36,279

Computation of pre-tax, pre-provision income:
Net interest income	$ 269,443	$ 266,130	$ 252,286	$ 269,605	$ 259,013	$ 242,371	$ 535,573	$ 501,384
Noninterest income	95,546	89,312	91,821	102,203	95,598	69,908	184,858	165,506
Noninterest expense	(235,170)	(237,666)	(238,784)	(266,542)	(345,639)	(200,178)	(472,836)	(545,817)
Pre-tax, pre-provision income (GAAP)	129,819	117,776	105,323	105,266	8,972	112,101	247,595	121,073
Add back: non-operating premium amortization	--	--	16,280	--	8,358	--	--	8,358
Add back: non-operating noninterest expenses (1)	--	--	3,678	29,404	135,210	15,673	--	150,883
Less: non-operating noninterest income (1)	--	--	--	(5,337)	(15,895)	--	--	(15,895)
Pre-tax, pre-provision income (Non-GAAP)(1)	$ 129,819	$ 117,776	$ 125,281	$ 129,333	$ 136,645	$ 127,774	$ 247,595	$ 264,419

(1) Net interest income, noninterest income and expense on an operating basis, net operating income, and pre-tax, pre-provision income on an operating basis are non-GAAP measures that we believe provide meaningful comparisons of our underlying operational performance and facilitates investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, we believe exclusion of these nonoperating items enables management to perform a more effective evaluation and comparison of our results and to assess performance in relation to our ongoing operations.
(2) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Yields and rates calculated on a tax equivalent basis.
(4) Net revenue is comprised of net interest income and noninterest income.
(5) Tangible equity is a non-GAAP measure and excludes goodwill and other intangibles.
(6) Tangible common equity is a non-GAAP measure and excludes goodwill and other intangibles as well as preferred stock.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation (Cont.)
(in thousands, except per share amounts)

			2012				Six months ended
	Second	First	Fourth	Third	Second	First	June 30,	June 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2013	2012
Computation of Ending Tangible Common Equity:
Total stockholders' equity	$ 4,902,744	$ 4,946,673	$ 4,926,558	$ 4,915,421	$ 4,818,213	$ 4,875,446	$ 4,902,744	$ 4,928,097
Less: Goodwill and other intangibles	(2,557,560)	(2,567,681)	(2,617,810)	(2,626,625)	(2,631,605)	(1,796,394)	(2,557,560)	(2,617,809)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$ 2,007,182	$ 2,040,990	$ 1,970,746	$ 1,950,794	$ 1,848,606	$ 2,741,050	$ 2,007,182	$ 1,972,286

Computation of Average Tangible Equity:
Total stockholders' equity	$ 4,989,006	$ 4,958,402	$ 4,945,132	$ 4,872,605	$ 4,879,791	$ 4,850,276	$ 4,973,789	$ 4,887,071
Less: Goodwill and other intangibles	(2,561,507)	(2,609,409)	(2,619,322)	(2,626,666)	(2,206,682)	(1,800,613)	(2,585,326)	(2,315,013)
Tangible equity	$ 2,427,499	$ 2,348,993	$ 2,325,810	$ 2,245,939	$ 2,673,109	$ 3,049,663	$ 2,388,463	$ 2,572,058

Computation of Average Tangible Common Equity:
Total stockholders' equity	$ 4,989,006	$ 4,958,402	$ 4,945,132	$ 4,872,605	$ 4,879,791	$ 4,850,276	$ 4,973,789	$ 4,887,071
Less: Goodwill and other intangibles	(2,561,507)	(2,609,409)	(2,619,322)	(2,626,666)	(2,206,682)	(1,800,613)	(2,585,326)	(2,315,013)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$ 2,089,497	$ 2,010,991	$ 1,987,808	$ 1,907,937	$ 2,335,107	$ 2,711,661	$ 2,050,461	$ 2,234,056

Computation of Texas Ratio:
Nonperforming Assets	$ 190,343	$ 184,139	$ 182,838	$ 152,049	$ 139,704	$ 140,463	$ 190,343	$ 182,838
Loans 90 days past due still accruing(1)	167,560	172,062	171,548	145,323	125,668	116,810	167,560	171,548
Sum of nonperforming assets and loans 90 days past due still accruing	$ 357,903	$ 356,201	$ 354,386	$ 297,372	$ 265,372	$ 257,273	$ 357,903	$ 354,386

Tangible common equity	$ 2,007,182	$ 2,040,990	$ 1,970,746	$ 1,950,794	$ 1,848,606	$ 2,741,050	$ 2,007,182	$ 1,972,286
Allowance for loan losses	183,708	172,002	162,522	149,933	138,516	126,746	183,708	162,522
Sum of tangible common equity and allowance for loan losses	$ 2,190,890	$ 2,212,992	$ 2,133,268	$ 2,100,727	$ 1,987,122	$ 2,867,796	$ 2,190,890	$ 2,134,808

Sum of nonperforming assets and acquired loans 90 days past due still accruing/Sum of tangible common equity and allowance for loan losses	16.34%	16.10%	16.61%	14.16%	13.35%	8.97%	16.34%	16.60%

Computation of Tier 1 Common Capital:
Tier 1 capital	$ 2,406,473	$ 2,356,763	$ 2,264,679	$ 2,225,121	$ 2,128,702	$ 3,009,727	$ 2,406,473	$ 2,264,679
Less: Qualifying restricted core capital elements	(112,449)	(112,236)	(112,025)	(111,820)	(111,630)	(111,453)	(112,449)	(112,025)
Less: Perpetual non-cumulative preferred stock	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tier 1 common capital (Non-GAAP)	$ 1,956,022	$ 1,906,525	$ 1,814,652	$ 1,775,299	$ 1,679,070	$ 2,560,272	$ 1,956,022	$ 1,814,652

(1) Includes acquired loans that were originally recorded at fair value upon acquisition, credit card loans, and loans that have matured which are in the process of collection.
CONTACT: First Niagara Contacts

         Investors:
         Ram Shankar
         Senior Vice President, Investor Relations
         (716) 270-8623
         ram.shankar@fnfg.com

         News Media:
         David Lanzillo
         Senior Vice President, Corporate Communications
         (716) 819-5780
         david.lanzillo@fnfg.com